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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per ADS	Aggregate Offering Price	Amount of Registration Fee(1)

Ordinary Shares, US$0.10 par value(2)	8,500,000	US$17.65	US$30,005,000	US$3,636.61

(1)
Calculated in accordance with Rules 457(b) and 457(r) of the Securities Act of 1933, as amended, and relates to the registration statement on Form F-3 (File No. 333-217101) filed by the registrant on April 3, 2017.

(2)
These ordinary shares are represented by the registrant's American depositary shares each of which represents five ordinary shares of the registrant. Such American depositary shares issuable on deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-209930).

Filed pursuant to Rule 424(b)(7)
Registration No. 333-217101

PROSPECTUS SUPPLEMENT
(To prospectus dated April 3, 2017)

1,700,000 American Depositary Shares
(Representing 8,500,000 Ordinary Shares)

Hutchison China MediTech Limited

        Hutchison Healthcare Holdings Limited, which we refer to as the selling shareholder or HHHL, is offering 1,700,000 of our American depositary shares, or ADSs, representing 8,500,000 of our ordinary shares, par value US$0.10 per share. Each ADS represents five ordinary shares. The selling shareholder will receive all of the proceeds from the sale of the ADSs in this offering.

        Our ADSs are listed on the Nasdaq Global Select Market, and our ordinary shares are admitted to trading on the AIM market of the London Stock Exchange plc, or AIM, under the symbol "HCM." On September 27, 2019, the closing sale price of our ADSs on the Nasdaq Global Select Market was US$17.97 per ADS, and the closing sale price of our ordinary shares on AIM was £3.00 per share.

        Investing in our ADSs involves a high degree of risk. See the "Risk Factors" section contained in this prospectus supplement beginning on page S-15.

PRICE: US$17.65 per ADS

	Per ADS	Total

Public offering price	US$17.65	US$30,005,000

Underwriting discounts and commissions	US$0.89	US$1,513,000

Proceeds, before expenses, to the selling shareholder	US$16.76	US$28,492,000

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Two institutional investors which are, or are associated with, existing shareholders of the company have agreed to purchase all of the ADSs in this offering. The underwriters expect to deliver the ADSs against payment on or about October 2, 2019.

BofA Merrill Lynch	Goldman Sachs (Asia) L.L.C.	J.P. Morgan

(in alphabetical order)

The date of this prospectus supplement is September 30, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a part of a registration statement on Form F-3, or the accompanying prospectus, that we have filed with the SEC on April 3, 2017 (File No. 333-217101).

        This prospectus supplement describes the terms of this offering of ADSs by the selling shareholder and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement or any free writing prospectus and the information contained in any document incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement or any free writing prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

        Before buying any of the ADSs that the selling shareholder is offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus, together with additional information under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Documents By Reference" for other information that you may need to make a decision to invest in the ADSs.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

        Neither we, the selling shareholder nor the underwriters have authorized anyone to provide you with different or additional information to that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we, the selling shareholder nor the underwriters take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

        Although we are responsible for all disclosure contained in this prospectus supplement and the accompanying prospectus, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable, including a report prepared by Frost & Sullivan, an independent industry consultant, which was commissioned by us. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings "Forward-Looking

Statements" and "Risk Factors" in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

        This prospectus supplement contains translations of certain foreign currency amounts into U.S. dollars for illustrative purposes only. Unless otherwise indicated, all translations of RMB into U.S. dollars were made at RMB6.67 to US$1.00. We make no representation that the RMB amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at any particular rate or at all.

        Effective as of May 30, 2019, each of our ordinary shares was subdivided into 10 ordinary shares and the par value was changed from US$1.00 per ordinary share to US$0.10 per ordinary share. We refer to this as the "Share Split." In connection with the Share Split, the ADS ratio was changed from one ADS representing one-half ordinary share to one ADS representing five ordinary shares. Unless otherwise indicated, all ordinary share and per share amounts presented in this prospectus supplement have been adjusted retroactively as if the Share Split and ADS ratio change were already effective.

        In this prospectus supplement, unless otherwise indicated, references to the "company," "Chi-Med," "we," "us" and "our" refer to Hutchison China MediTech Limited and its consolidated subsidiaries and joint ventures. Unless otherwise indicated, references in this prospectus supplement to:

        "ADSs" are to our American depositary shares, each of which represents five ordinary shares;

        "China" or "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

        "CK Hutchison" are to CK Hutchison Holdings Limited, a company incorporated in the Cayman Islands and listed on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, and the ultimate parent company of the selling shareholder;

        "HHHL" are to Hutchison Healthcare Holdings Limited, the selling shareholder, a British Virgin Islands company and indirect wholly owned subsidiary of CK Hutchison;

        "Hutchison Baiyunshan" are to Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, our non-consolidated joint venture with Guangzhou Baiyunshan Pharmaceutical Holdings Company Limited, a leading China-based pharmaceutical company listed on the Shanghai Stock Exchange and the Hong Kong Stock Exchange. We have a 50% interest in Hutchison Baiyunshan through a holding company in which we have an 80% interest;

        "Hutchison Sinopharm" are to Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited, our joint venture with Sinopharm Group Co. Ltd., a leading distributor of pharmaceutical and healthcare products and a leading supply chain service provider in China listed on the Hong Kong Stock Exchange. We have a 51% interest in Hutchison Sinopharm;

        "Nutrition Science Partners" are to Nutrition Science Partners Limited, our non-consolidated joint venture with Nestlé Health Science S.A. in which we have a 50% interest;

        "ordinary shares" or "shares" are to our ordinary shares, par value US$0.10 per share;

        "RMB" are to the renminbi, the legal currency of the People's Republic of China;

        "Securities Act" are to the U.S. Securities Act of 1933, as amended;

        "Shanghai Hutchison Pharmaceuticals" are to Shanghai Hutchison Pharmaceuticals Limited, our non-consolidated joint venture with Shanghai Pharmaceuticals Holding Co., Ltd., a leading pharmaceutical company in China listed on the Shanghai Stock Exchange and the Hong Kong Stock Exchange. We have a 50% interest in Shanghai Hutchison Pharmaceuticals;

        "United States" or "U.S." are to the United States of America;

        "US$" or "U.S. dollars" are to the legal currency of the United States; and

        "£" are to the legal currency of the United Kingdom.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words "anticipate," "assume," "believe," "contemplate," "continue," "could," "estimate," "expect," "goal," "intend," "may," "might," "objective," "plan," "potential," "predict," "project," "positioned," "seek," "should," "target," "will," "would," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the "Risk Factors" sections of this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference, which include, but are not limited to, the following:

  •
  the initiation, timing, progress and results of our or our collaboration partners' pre-clinical and clinical studies, and our research and development programs;

  •
  our or our collaboration partners' ability to advance our drug candidates into, and/or successfully complete, clinical studies;

  •
  the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;

  •
  regulatory developments in China, the United States and other countries;

  •
  the adaptation of our Commercial Platform to market and sell our drug candidates and the commercialization of our drug candidates, if approved;

  •
  the pricing and reimbursement of our and our joint ventures' products and our drug candidates, if approved;

  •
  our ability to contract on commercially reasonable terms with contract research organizations, third-party suppliers and manufacturers;

  •
  the scope of protection we are able to establish and maintain for intellectual property rights covering our or our joint ventures' products and our drug candidates;

  •
  the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical studies for our drug candidates;

  •
  estimates of our expenses, future revenue, capital requirements and need for additional financing;

  •
  our ability to obtain additional funding for our operations;

  •
  the potential benefits of our collaborations and our ability to enter into future collaboration arrangements;

  •
  the ability and willingness of our collaboration partners to actively pursue development activities under our collaboration agreements;

  •
  our receipt of milestone or royalty payments pursuant to our strategic alliances with AstraZeneca AB (publ), or AstraZeneca, and Lilly (Shanghai) Management Company Limited (formerly known as Eli Lilly Trading (Shanghai) Company Limited), or Eli Lilly;

  •
  the ability of our approved drug fruquintinib to achieve the same benefits for patients as those obtained during clinical trials and the absence of unidentified side effects which could result in the Chinese regulators pulling fruquintinib from the market;

  •
  the rate and degree of market acceptance of our drug candidates;

  •
  our financial performance;

  •
  our ability to attract and retain key scientific and management personnel;

  •
  our relationship with our joint venture and collaboration partners;

  •
  developments relating to our competitors and our industry, including competing drug products;

  •
  changes in our tax status or the tax laws in the jurisdictions that we operate; and

  •
  development in our business strategies and business plans.

        These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference.

        Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. As a result, any or all of our forward-looking statements in this prospectus supplement and the accompanying prospectus may turn out to be inaccurate. We have included important factors in the cautionary statements included in the "Risk Factors" sections of this prospectus supplement, the accompanying prospectus as well as in other documents incorporated by reference that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Moreover, we operate in a highly competitive and rapidly changing environment in which new risks often emerge. Our management may not be able to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

        You should read this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein or therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and any documents incorporated herein and therein are made as of the date of such statement, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ADSs. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including our and our non-consolidated joint ventures' financial statements and the sections entitled "Item 3.D. Risk Factors" and "Item 5. Operating and Financial Review and Prospects" included in our annual report on Form 20-F filed with the SEC on March 11, 2019, as subsequently amended, or the 2018 Annual Report, and our current reports furnished on Form 6-K to the SEC on April 15, 2019 and July 30, 2019, respectively, and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Unless otherwise specified, market and industry data set out in this section are derived from a report prepared by Frost & Sullivan, an independent industry consultant, which was commissioned by us.

 Company Overview

        We are an innovative, commercial-stage biopharmaceutical company based in China aiming to become a global leader in the discovery, development and commercialization of targeted therapies and immunotherapies for the treatment of cancer and immunological diseases. Our mission is to leverage the highly specialized expertise of our fully integrated drug discovery division, known as our Innovation Platform, to develop and expand our drug candidate portfolio for the global market while also building on our first-mover advantage in the development and launch of novel cancer drugs in China. We also operate well-established and profitable Prescription Drug and Consumer Health businesses in China, known together as our Commercial Platform. Our commercial footprint in China gives us extensive infrastructure and know-how to market pharmaceutical products in the complex healthcare system in that country.

        Our ordinary shares have been admitted to trading on AIM since 2006, and our ADSs have been listed on Nasdaq Global Select Market since 2016.

Innovation Platform

        Focusing on both the global innovation and China oncology markets, our Innovation Platform is led by a team of about 470 scientists and staff. This team has an established track record of highly productive drug development over the last 17 years. Currently, we have eight self-discovered drug candidates in clinical trials, five of which are either in or about to start global clinical development. We plan to further establish and leverage this platform to produce and commercialize a stream of novel drug candidates with global potential.

        Our Innovation Platform achieved an important milestone in its China oncology drug development with the commercial launch in late November 2018 of our self-discovered and developed drug fruquintinib, sold under the brand name Elunate, for the treatment of metastatic colorectal cancer. Fruquintinib is the first ever China-discovered and developed targeted oncology therapy to have received unconditional approval and be subsequently commercialized.

        Our core research and development philosophy is to take a holistic approach to the treatment of cancer and immunological diseases, through multiple modalities and mechanisms, including targeted therapies, immunotherapies and other pathways. Our initial focus has been to design uniquely selective small molecule tyrosine kinase inhibitors deliberately engineered to improve drug efficacy and reduce known off-target toxicities. We recognized early on in our research and development that high selectivity is crucial in effectively treating patients with monotherapies as well as with combination therapies which we believe are needed to significantly improve treatment outcomes. We are designing these highly selective tyrosine kinase inhibitors against various targets with applications across multiple cancer and immunological indications.

        We believe that our long track record of research and development in China will enable us to take advantage of the significant market opportunities in that country, which have been buoyed by the PRC government's recent policy reforms aimed at accelerating domestic innovative drug development and the expansion of access to world-class medicines for the people of China. The PRC government has enacted a series of policies to shorten the review and approval time for innovative drugs that address urgent medical needs and support innovative drug development by both domestic and multinational companies. In addition, national-, city- and provincial-level medical insurance reimbursement has been expanding rapidly, thereby reducing out-of-pocket treatment cost for patients. With these reforms, more advanced cancer treatments are being approved at an expedited pace and more patients will be able to afford such treatments. As a result, the China oncology market is expected to grow at a compound annual growth rate of 15.0% between 2018 and 2023 and 11.1% between 2023 and 2030.

Global Clinical Drug Development

        We believe our drug candidates in global development—savolitinib, fruquintinib, surufatinib (previously named sulfatinib), HMPL-523 and HMPL-689—are uniquely selective and/or differentiated and have the potential to be global first-in-class and/or best-in-class therapies. The following table summarizes the status of our global clinical drug portfolio's development as of the date of this prospectus supplement.

Our Global Clinical Development Pipeline

Notes: Dose finding/safety run-in = Phase I/Ia studies; Proof-of-concept = Phase Ib, Ib/II or II studies; Registration = Phase II, II/III or III registration intent studies; NSCLC = non-small cell lung cancer; RCC = renal cell carcinoma; NHL = Non-Hodgkin's Lymphoma; * Phase II registration intent study subject to regulatory discussions; ** Further patient enrollment directed to savolitinib monotherapy arm due to the high efficacy observed; and *** In planning.

        Over the next several years, we intend to accelerate development of our global clinical drug portfolio through existing partnerships such as that with AstraZeneca, as well as increasingly through our own clinical and regulatory operations in the United States and Europe.

  •
  Savolitinib—potential first-in-class selective MET inhibitor in late-stage clinical development as a monotherapy and in combination therapies in partnership with AstraZeneca

          Savolitinib is a potent and selective inhibitor of the mesenchymal epithelial transition factor, or MET, receptor tyrosine kinase, an enzyme which has been shown to function abnormally in many types of solid tumors. We designed savolitinib through chemical structure modification to specifically address kidney toxicity, the primary issue that halted development of several other selective MET inhibitors. In clinical trials to date in over 900 patients globally, savolitinib has shown promising signs of clinical efficacy in patients with MET gene alterations in lung cancer, kidney cancer, gastric cancer and prostate cancer with an acceptable safety profile.

          We are currently testing savolitinib in global partnership with AstraZeneca, both as a monotherapy and in combination with immunotherapy, targeted therapy and chemotherapy drugs. Most notably, we are currently progressing a global Phase II study, known as the SAVANNAH study, on savolitinib in combination with Tagrisso for treating epidermal growth factor receptor mutation, or EGFRm, non-small cell lung cancer with MET amplification, or MET+. We target to receive an interim analysis of the SAVANNAH study and begin regulatory discussions in mid-2020, which will guide our registration strategy for this combination therapy. We also anticipate announcing plans for further clinical studies on savolitinib in lung cancer in the coming months. Furthermore, proof-of-concept studies of savolitinib in kidney cancer (as a monotherapy as well as in combinations with programmed death-ligand 1, or PD-L1, inhibitors) and gastric cancer (as a monotherapy as well as in combinations with chemotherapy) have either been presented or are expected to be submitted for publication in peer-reviewed journals or presentation at international scientific conferences in 2019 and, if the results of such studies are positive, they may lead to subsequent clinical development.

  •
  Fruquintinib—potential best-in-class selective VEGFR 1, 2 and 3 inhibitor

          Fruquintinib is a highly selective and potent oral inhibitor of three vascular endothelial growth factor receptors, known as VEGFR 1, 2 and 3. We believe that fruquintinib has the potential to become the global best-in-class selective small molecule VEGFR 1, 2 and 3 inhibitor for many types of solid tumors, and we are currently studying fruquintinib in colorectal cancer, gastric cancer and lung cancer. Based on pre-clinical and clinical data to date, fruquintinib's kinase selectivity has been shown to reduce off-target toxicity. This allows for drug exposure that is able to fully inhibit VEGFR, a receptor tyrosine kinase which contributes to angiogenesis, the buildup of new blood vessels around a tumor, thereby contributing to the growth of tumors. Such selectivity also facilitates use in potential combinations with immunotherapy, targeted therapy and chemotherapy drugs. Fruquintinib has been approved and launched for the treatment of third-line metastatic colorectal cancer in China.

          Building on the data collected from our successful Phase III trial in China, known as the FRESCO study, which supported fruquintinib's approval in China, and the ongoing Phase Ib dose finding study of fruquintinib in the United States, we are planning to initiate a registration study of fruquintinib in the United States and Europe as a third/fourth-line treatment for metastatic colorectal cancer patients during 2020. We also intend to conduct global combination studies of fruquintinib with Tyvyt, a programmed cell death protein 1, or PD-1, monoclonal antibody developed by Innovent Biologics (Suzhou) Co. Ltd., or Innovent, and recently approved for clinical development in both China, where we are currently enrolling a Phase I/II study, and the United States, where a Phase I study is in planning and expected to be initiated in the first half of 2020.

  •
  Surufatinib—unique angio-immuno kinase inhibitor

          Surufatinib is an oral small molecule inhibitor targeting VEGFR 1, 2 and 3, fibroblast growth factor receptor 1, or FGFR 1, and colony stimulating factor-1 receptor, or CSF-1R, kinases that could simultaneously block tumor angiogenesis and immune evasion. This unique angio-immuno kinase profile seems to support surufatinib as an attractive candidate for exploration of possible combinations with checkpoint inhibitors against various cancers. Surufatinib is the first oncology candidate that we have taken through proof-of-concept in China and expanded globally ourselves.

          We currently have various clinical trials of surufatinib ongoing as a single agent in patients with neuroendocrine tumors and biliary tract cancer and in combination with checkpoint inhibitors. The encouraging data from our Phase II study of surufatinib in pancreatic neuroendocrine tumor patients in China, and the ongoing Phase Ib study in the United States of surufatinib in pancreatic neuroendocrine tumor patients, is guiding our planning for a registration study in the United States and Europe in patients who have progressed on Sutent or Afinitor. Similar to fruquintinib, we intend to conduct a combination study of surufatinib with Tuoyi, a PD-1 monoclonal antibody being developed by Shanghai Junshi Biosciences Co. Ltd., or Junshi, in both China, where we are currently enrolling a Phase I study, and the United States, where a Phase I study is in planning and expected to be initiated in the first half of 2020. We believe surufatinib has potential in a number of other tumor types such as breast cancer with FGFR 1 activation.

  •
  HMPL-523—potential first-in-class selective Syk inhibitor for oncology

          HMPL-523 is a highly selective oral inhibitor targeting the spleen tyrosine kinase, or Syk, for the treatment of hematological cancers and certain chronic immune diseases, such as rheumatoid arthritis. HMPL-523 has a unique pharmacokinetic profile which provides for higher drug exposure in the tissue where rheumatoid arthritis and hematological cancer occur, rather than on a whole blood level.

          We currently have various clinical trials of HMPL-523 ongoing. Based on emerging Phase I/Ib proof-of-concept clinical data in China and Australia on HMPL-523, multiple U.S. and European sites are also now open for a Phase I/Ib study with patient screening underway, focusing on multiple sub-categories of indolent non-Hodgkin's lymphoma.

  •
  HMPL-689—potential best-in-class selective PI3Kd inhibitor

          HMPL-689 is a novel, highly selective and potent small molecule inhibitor targeting the isoform PI3Kd. We have designed HMPL-689 with superior PI3Kd isoform selectivity, in particular to not inhibit other kinases so as to minimize the risk of serious infection caused by immune suppression. Its selectivity also makes it well suited for use in potential combination therapies. HMPL-689's strong potency, particularly at the whole blood level, also allows for reduced daily doses to minimize compound related toxicity.

          We have early stage clinical trials of HMPL-689 ongoing. Based on emerging Phase I/Ib proof-of-concept clinical data in China and Australia on HMPL-689, we initiated development of this drug candidate in the United States and Europe in 2019, having dosed the first patient in August 2019, focusing on advanced relapsed or refractory lymphoma.

        In line with our strategy to expand clinical activities globally, we commenced operation of our U.S. subsidiary, Hutchison MediPharma (US) Inc., at our new office in New Jersey in early 2018. While we have been involved in clinical and non-clinical development in North America and Europe for over a decade, the activities conducted by this new U.S. office will support our growth strategy outside of China and significantly broaden and scale our non-Asian clinical development and international operations. We also intend to significantly expand our U.S. clinical team to support our increasing clinical activities in the United States, Europe and other parts of the world.

China Oncology Drug Development

        The Chinese oncology market, which comprises approximately a quarter of the global oncology patient population, represents a substantial and fast-growing market opportunity. Strong market growth is expected to be driven by gradually improving affordability for world-class novel oncology drugs and the PRC government's increasing emphasis on innovation combined with rapidly reforming regulatory infrastructure. We believe our established presence in China, combined with our ability to deliver global-quality innovation, positions us well to address the major unmet medical needs in the China oncology market.

        With a deep and risk-balanced drug development pipeline focusing on both validated targets and novel targets, we currently have eight drug candidates in clinical development covering a dozen cancer targets, including savolitinib and surufatinib which are in late-stage development in China. Our other drug candidates are also uniquely selective and/or differentiated and have the potential to be first-in-class and/or best-in-class oncology therapies in China.

        As the first mover to bring a self-discovered and developed innovative targeted cancer treatment to market in China with the launch of Elunate, we believe we are well positioned to take advantage of this significant market opportunity.

        Driven by our strong expertise in molecular-targeted drugs and commitment to combination therapies of our tyrosine kinase inhibitors with various immunotherapies, we have entered into multiple global and China-only collaboration agreements with Innovent, Junshi, Genor Biopharma Co. Ltd., or Genor, and Taizhou Hanzhong Pharmaceuticals, Inc., or Hanzhong, to evaluate the safety, tolerability and efficacy of fruquintinib and surufatinib in combination with various PD-1 inhibitors, which are important additions to our ongoing studies combining savolitinib with AstraZeneca's PD-L1 inhibitor Imfinzi.

        The following table summarizes the status of our China clinical programs as of the date of this prospectus supplement.

Our China Clinical Development Pipeline

Notes: Dose finding/safety run-in = Phase I/Ia studies; Proof-of-concept = Phase Ib, Ib/II or II studies; Registration = Phase II, II/III or III registration intent studies; AML = acute myeloid leukemia; NSCLC = non-small cell lung cancer; NET = neuroendocrine tumors; NHL = non-Hodgkin's lymphoma; ref. or refractory = resistant to prior treatment; MET+ = MET-amplification; ITP = immune thrombocytopenia; * Discontinued.

  •
  Savolitinib—potential first-in-class selective MET inhibitor in China

          We are currently conducting a Phase II registration-intent study in China of savolitinib in non-small cell lung cancer patients with MET Exon 14 mutation/deletion who have failed prior systemic therapy, or are unwilling or unable to receive chemotherapy, which completed enrollment in mid-2019. If the results from this study are positive, we hope this would be sufficient to support an NDA submission in China in early 2020. We believe MET Exon 14 mutation/deletion non-small cell lung cancer in China has the potential to be the first savolitinib indication approved.

  •
  Fruquintinib—commercially launched in colorectal cancer in November 2018

          In November 2018, we commenced commercial sales of Elunate, the brand name of fruquintinib capsules, targeting the more than 55,000 metastatic colorectal cancer third-line patients in China each year as of 2018. Elunate was launched with an initial retail price of approximately RMB21,960 (US$3,260) per cycle, on a four-week per cycle basis. Patients pay for three cycles of Elunate (cycles one, two and five) at the full price, and outside of these three cycles, Elunate is provided for free under Eli Lilly's patient access program. We expect an average usage of 5.5 cycles. During 2019, we and our partner Eli Lilly have been actively working to expand government reimbursement of Elunate in China. In early 2019 Elunate was included in the reimbursement list for Zhuhai, a city of 1.6 million people, and in June 2019 it was included into the Shanghai provincial reimbursement drug list covering 15.0 million patients. More importantly, we are now focused on potentially trying to secure inclusion in the next update of China's national reimbursement drug list, or NRDL, which is expected to be finalized in the fourth quarter of 2019. Inclusion in the NRDL would trigger distribution of Elunate in all state-run hospital pharmacies in China and open up reimbursement for the over 317 million people included in the main medical insurance program for urban employees in China.

          In addition to the commercial launch, we have made progress with fruquintinib in partnership with Eli Lilly in various other cancer indications, including the initiation of the FRUTIGA study in China, a pivotal Phase III study to evaluate the efficacy and safety of fruquintinib in combination with Taxol compared with Taxol monotherapy for second-line treatment of advanced gastric cancer in patients who had failed first-line chemotherapy. We have also completed enrollment of a Phase II study in China of fruquintinib in combination with Iressa in first-line EGFR activating mutation non-small cell lung cancer, from which preliminary data has shown encouraging efficacy and safety profile and further development is being considered. Moreover, in addition to our global collaboration to evaluate the combination of fruquintinib with Innovent's PD-1 monoclonal antibody Tyvyt, we have entered into a collaboration in China to evaluate the combination of fruquintinib with genolimzumab, a PD-1 monoclonal antibody being developed by Genor.

          Fruquintinib is currently our most advanced asset in China, and as a result we place high importance on gaining decision-making responsibilities in the life cycle development of fruquintinib. We believe that fruquintinib is a best-in-class VEGFR 1, 2 and 3 inhibitor and could be considered for development in China in many solid tumor indications in which VEGFR inhibitors have been approved globally. To this end, in December 2018, we amended our collaboration agreement with Eli Lilly with respect to fruquintinib, which gives us, among other things, all planning, execution and decision-making responsibilities for life cycle indication development of fruquintinib in China.

  •
  Surufatinib—potential first-in-class inhibitor for all neuroendocrine tumors

          In June 2019, an interim analysis of our SANET-ep study, a Phase III trial in non-pancreatic neuroendocrine tumor patients in China, confirmed that the trial met its primary endpoint of progression-free survival. As a result, the study was un-blinded, a year ahead of schedule. Data from our SANET-ep study was presented at the European Society of Medical Onclogy meeting on September 29, 2019. We plan to submit an NDA to the NMPA by the end of 2019. In addition, our

  Phase III study of surufatinib in pancreatic neuroendocrine tumor patients in China is set for interim analysis in the first half of 2020. Subject to clinical outcome, we are hopeful that this interim analysis could support NDA submission during 2020. Based on encouraging Phase Ib data, a third registration study on surufatinib, a Phase IIb/III study in biliary tract cancer, has begun in China with the first patient dosed in March 2019.

  •
  HMPL-523—highly selective Syk inhibitor with potential in hematological cancer and immunological diseases

          Data from an extensive Phase I/Ib dose escalation and expansion study (covering more than 140 patients) on HMPL-523 has encouraged us to initiate exploratory studies in China on multiple indolent non-Hodgkin's lymphoma sub-categories, including chronic lymphocytic leukemia/small lymphocytic lymphoma, follicular lymphoma, marginal zone lymphoma, Waldenstrom's macroglobulinemia and mantle cell lymphoma. We plan to initiate registration studies in China in the first half of 2020 in several of these indolent non-Hodgkin's lymphoma sub-categories.

          Furthermore, we have initiated a Phase I study of HMPL-523, in combination with Vidaza, an approved hypomethylating agent, in elderly patients with acute myeloid leukemia in China, with the first patient dosed in October 2018. We initiated a Phase I trial of HMPL-523 for the treatment of immune thrombocytopenia in China, with the first patient dosed in August 2019.

  •
  HMPL-689—highly selective PI3Kd inhibitor with potential in hematological cancer

          Our Phase I dose escalation study on HMPL-689 in China had been completed and a recommended Phase II dose was selected. We are now conducting a Phase Ib expansion study in China in multiple sub-categories of indolent non-Hodgkin's lymphoma.

  •
  Epitinib, theliatinib and HMPL-453—clinical-stage drug candidates for which we aim to establish proof-of-concept

          We have initiated a Phase Ib/II trial in China to study epitinib, our unique EGFR inhibitor that has demonstrated the ability to penetrate the blood-brain barrier, for the treatment of glioblastoma, a primary brain cancer that harbors high levels of EGFR gene amplification.

Global-facing Discovery Engine

        Leveraging the extensive and well-established drug discovery resources of our Innovation Platform, we are invested in continuing to create differentiated novel oncology and immunology treatments. These novel drug candidates reflect our core research and development philosophy in treating cancer and immunological diseases through multiple modalities and mechanisms. These include furthering our other pre-clinical programs for therapies addressing aberrant genetic drivers, inactivated T-cell response and insufficient T-cell response. In June 2019, we submitted an investigational new drug application to the NMPA for HMPL-306, a novel small molecule dual-inhibitor of IDH 1 and 2 enzymes. IDH1 and IDH2 mutations have been implicated as drivers of certain hematological malignancies, gliomas and solid tumors, particularly amongst acute myeloid leukemia patients.

Commercial Platform

        In addition to our Innovation Platform, we have established a profitable Commercial Platform in China. Many of the drugs sold by our Commercial Platform are household-name brands and/or have significant market share.

        Our Commercial Platform has grown to a significant scale, with extensive manufacturing, marketing and distribution capabilities for prescription drugs and consumer health products. Our Commercial

Platform has provided us the infrastructure and know-how in operating and marketing pharmaceutical products in the complex and evolving healthcare system in China. Additionally, cash flow from our Commercial Platform has provided an important source of funding for our Innovation Platform since our inception.

        Our Prescription Drugs business joint ventures with Shanghai Pharmaceuticals Holding Co., Ltd. and Sinopharm Group Co. Ltd. operate a network of approximately 2,400 prescription drugs sales representatives covering about 24,400 hospitals in over 330 cities and towns in China as of June 30, 2019. Leveraging this extensive network, these joint ventures, Shanghai Hutchison Pharmaceuticals and Hutchison Sinopharm, own or have distribution rights to a number of important prescription drugs in China, including She Xiang Bao Xin Pill, a nationally known oral vasodilator and pro-angiogenesis drug, and Concor (Bisoprolol tablets), one of the leading cardiac beta-1 receptor blockers in China.

        Over the next several years, we will combine the marketing and sales experience and hospital access gained from our Commercial Platform's operations with our growing dedicated oncology-focused sales team to support the launch of products from our Innovation Platform if and when they are approved for use in China. Concurrent with this commercial team expansion, we also plan to increase our manufacturing capacity with a fully integrated active pharmaceutical ingredients or formulation manufacturing facility that is capable of supporting the manufacturing of our current and future commercial-stage oncology drugs.

Corporate Information

        Hutchison China MediTech Limited was incorporated in the Cayman Islands on December 18, 2000 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of our registered office in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive offices are located at Level 18, The Metropolis Tower, 10 Metropolis Drive, Hunghom, Kowloon, Hong Kong. Our telephone number at that address is +852 2121 8200. Our agent for service of process in the United States is Hutchison MediPharma (US) Inc., located at 25A Vreeland Road, Suite 304, Florham Park, New Jersey, 07932.

        Our website address is www.chi-med.com. Our website and the information contained on our website do not constitute a part of this prospectus supplement.

THE OFFERING

ADSs Offered by the Selling Shareholder	1,700,000 ADSs in this offering.
Ordinary Shares Outstanding Before and After This Offering	666,786,450 ordinary shares.
American Depositary Shares:

Each ADS represents five ordinary shares. You will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and all holders and beneficial owners of ADSs issued thereunder. To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus titled "Description of the Securities," which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.

Investors in the ADSs will be able to trade our securities and receive distributions on them to the extent described in the section in the accompanying prospectus titled "Description of the Securities."

Depositary	Deutsche Bank Trust Company Americas
Use of Proceeds	The selling shareholder will receive all of the proceeds from the sale of the ADSs in this offering. Please see the "Use of Proceeds" section included elsewhere in the prospectus supplement.
Risk Factors

Investing in our ADSs involves significant risks. See "Risk Factors" on page S-15 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Nasdaq Global Select Market Symbol	The ADSs are listed on the Nasdaq Global Select Market under the symbol "HCM."

        Unless otherwise indicated, all information in this prospectus supplement, including information relating to the number of ordinary shares to be outstanding before and after the completion of this offering:

  •
  excludes 17,497,560 ordinary shares issuable upon the future vesting and exercise of outstanding share options under our equity compensation plans, outstanding as of September 27, 2019; and

  •
  excludes 7,269,590 ordinary shares reserved for further issuance under our equity compensation plans, as of September 27, 2019.

RISK FACTORS

        Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement and the accompanying prospectus, together with all of the other information incorporated by reference herein or therein, including those Item 3.D. "Risk Factors" in the 2018 Annual Report and those included in our current reports furnished to the SEC on April 15, 2019 and July 30, 2019, respectively, as well as other documents that we subsequently filed with the SEC that are incorporated by reference into this prospectus supplement. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our ADSs could decline, and you may lose all or part of your investment.

 Risks Related to the American Depositary Shares and This Offering

The liquidity of our ADSs and ordinary shares may have an adverse effect on share price.

        As of September 27, 2019, we had 666,786,450 ordinary shares outstanding. There is a risk that there may not be sufficient liquidity in the market to accommodate significant increases in selling activity or the sale of a large block of our securities.

        Our ADSs are listed on Nasdaq, and our ordinary shares are admitted to trading on AIM. The dual listing of our ordinary shares and ADSs may dilute the liquidity of these securities in one or both markets and may adversely affect the development of an active trading market for the ADSs in the United States. The price of the ADSs could also be adversely affected by trading in our ordinary shares on AIM. Furthermore, our ordinary shares trade on AIM in the form of depository interests, each of which is an electronic book entry interest representing one of our ordinary shares. However, the ADSs are backed by physical ordinary share certificates, and the depositary bank for our ADS program is unable to accept depository interests into its custody in order to issue ADSs. As a result, if an ADS holder wishes to cancel its ADSs and instead hold depository interests for trading on AIM or vice versa, the issuance and cancellation process may be longer than if the depositary could accept such depository interests.

        Although our ordinary shares continue to be admitted to trading on AIM, we may decide at some point in the future to propose to our ordinary shareholders to delist our ordinary shares from AIM, and our ordinary shareholders may approve such delisting. We cannot predict the effect such delisting of our ordinary shares on AIM would have on the market price of the ADSs on Nasdaq.

Substantial future sales or perceived potential sales of our ADSs in the public market may adversely affect the price of our ADSs.

        In the future, we may sell our ADSs or our ordinary shares to raise capital, and our existing shareholders may sell substantial amounts of our ADSs or our ordinary shares in the public market. We cannot predict the size of such future issuance or the effect, if any, that they may have on the market price of our ADSs. Any future sales of a substantial amount of our ADSs or our ordinary shares in the public market, or the perception that such issuance and sale may occur, may adversely affect the price of our ADSs and impair our ability to raise capital through the sale of equity securities.

Upon completion of this offering, the selling shareholder who is also our largest shareholder will continue to own a significant percentage of our ordinary shares, which limits the ability of other shareholders to influence corporate matters.

        As of September 27, 2019, HHHL owned approximately 51.1% of our ordinary shares, and HHHL's interest will decrease to approximately 49.9% of our ordinary shares immediately after the completion of this offering. Accordingly, HHHL has and after this offering will have a significant influence over the management and strategic direction of our company. In addition, HHHL will retain a significant influence over the outcome of any corporate transaction or other matter submitted to shareholders for approval, and the interests of HHHL may differ from the interests of our other shareholders. Because we are incorporated in the Cayman Islands, certain matters, such as amendments to our memorandum and articles of association, require approval of at least two-thirds of our shareholders by law subject to higher thresholds which we may set in our memorandum and articles of association. Therefore, HHHL's approval will be required to achieve any such threshold.

The market price for our ADSs may be volatile which could result in substantial loss to you.

        The market price of our ADSs has been volatile. From March 17, 2016 to September 27, 2019, the closing sale price of our ADSs ranged from a high of US$41.14 to a low of US$11.26 per ADS. The market price for our ADSs is likely to be volatile and subject to wide fluctuations in response to factors, including the following:

  •
  announcements of competitive developments;

  •
  regulatory developments affecting us, our customers or our competitors;

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  announcements regarding our clinical trial results;

  •
  announcements regarding litigation or administrative proceedings involving us;

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  actual or anticipated fluctuations in our period-to-period operating results;

  •
  changes in financial estimates by securities research analysts;

  •
  additions or departures of our executive officers;

  •
  release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs; and

  •
  sales or perceived sales of additional ordinary shares or ADSs.

        In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. The market for equity securities of pharmaceutical companies, in particular, has at various times experienced extreme volatility. Prolonged global capital markets volatility may affect overall investor sentiment towards our ADSs, which would also negatively affect the market price for our ADSs.

Your right to participate in any future offerings may be limited, which may cause dilution to your holdings.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary bank will not make rights available to you unless either both the rights and any related securities are registered under the Securities Act, or the distribution of them to ADS holders is exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. If the depositary does not distribute the rights, it may, under the deposit agreement, either sell them, if possible, or allow them to lapse. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

If we are classified as a passive foreign investment company, U.S. investors could be subject to adverse U.S. federal income tax consequences.

        The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. investors for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. As discussed in "Taxation—Material U.S. Federal Income Tax Considerations," we do not expect to be a PFIC for our current taxable year. Notwithstanding the foregoing, the determination of whether we are a PFIC depends on particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (1) the market price of our ordinary shares and ADSs and (2) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. In light of the foregoing, no assurance can be provided that we will not be a PFIC for our current or any future taxable year. Furthermore, if we are treated as a PFIC, then one or more of our subsidiaries may also be treated as PFICs.

        If we are or become a PFIC, U.S. Holders (as defined below) of our ordinary shares and ADSs would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferential tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. Whether U.S. Holders of our ordinary shares or ADSs make (or are eligible to make) a timely qualified electing fund, or QEF, election or a mark-to-market election may affect the U.S. federal income tax consequences to U.S. Holders with respect to the acquisition, ownership and disposition of our ordinary shares and ADSs and any distributions such U.S. Holders may receive. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election if we are classified as a PFIC. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares and ADSs.

USE OF PROCEEDS

        The selling shareholder will receive all of the proceeds from the sale of the ADSs in this offering. We will not receive any of the proceeds from the sale of our ADSs by the selling shareholder. See "Selling Shareholder."

 SELLING SHAREHOLDER

        The following table and accompanying footnotes set forth information relating to the beneficial ownership of our ordinary shares and ADSs as of September 27, 2019 by the selling shareholder, before and after giving effect to this offering. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

	Prior to this offering				After giving effect to this offering
				Number of ADSs offered in this offering
	Number of ordinary shares held	Number of ADSs held	Percentage(1)		Number of ordinary shares held	Number of ADSs held	Percentage(1)
Hutchison Healthcare Holdings Limited(2)	340,978,770	0	51.1%	1,700,000	332,478,770	0	49.9%

(1)
Approximate percentage of our total issued and outstanding share capital is based on 666,786,450 ordinary shares outstanding as of September 27, 2019.

(2)
HHHL, a British Virgin Islands company, is an indirect wholly owned subsidiary of CK Hutchison, a company incorporated in the Cayman Islands and listed on The Stock Exchange of Hong Kong Limited. The registered address of HHHL is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

DIVIDEND POLICY

        We have never declared or paid dividends on our ordinary shares or ADSs. We currently expect to retain all future earnings for use in the operation and expansion of our business and do not have any present plan to pay any dividends. The declaration and payment of any dividends in the future will be determined by our board of directors in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition and contractual restrictions.

 TAXATION

        The following is a general summary of certain major PRC, Hong Kong, Cayman Islands and U.S. federal income tax consequences relevant to an investment in our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the PRC, Hong Kong, the Cayman Islands and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ADSs.

Taxation in the PRC

PRC Enterprise Income Tax

        Under the Enterprise Income Tax Law, or EIT Law, which was promulgated on March 16, 2007 and subsequently amended on February 24, 2017 and December 29, 2018, and its implementation rules which became effective on January 1, 2008, the standard tax rate of 25% applies to all enterprises incorporated in the PRC (including foreign-invested enterprises) with exceptions in special situations if relevant criteria are met and subject to the approval of the PRC tax authorities.

        An enterprise incorporated outside of the PRC whose "de facto management bodies" are located in the PRC is considered a "resident enterprise" and will be subject to a uniform EIT rate of 25% on its global income. In April 2009, the State Administration of Taxation, or the SAT, in the Notice of the SAT on Issues Concerning the Determination of Chinese Controlled Enterprises Registered Overseas as Resident Enterprises on the Basis of Their De Facto Management Bodies, or Circular 82, specified certain criteria for the determination of what constitutes "de facto management bodies." If all of these criteria are met, the relevant foreign enterprise will be deemed to have its "de facto management bodies" located in the PRC and therefore be considered a resident enterprise in the PRC. These criteria include: (a) the enterprise's day to day operational management is primarily exercised in the PRC; (b) decisions relating to the enterprise's financial and human resource matters are made or subject to approval by organizations or personnel in the PRC; (c) the enterprise's primary assets, accounting books and records, company seals, and board and shareholders' meeting minutes are located or maintained in the PRC; and (d) 50% or more of voting board members or senior executives of the enterprise habitually reside in the PRC. In addition, an enterprise established outside the PRC which meets all of the aforesaid requirements is expected to make an application for the classification as a "resident enterprise" and this will ultimately be confirmed by the relevant tax authority. Although Circular 82 only applies to foreign enterprises that are majority owned and controlled by PRC enterprises, not those owned and controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may be adopted by the PRC tax authorities as the test for determining whether the enterprises are PRC tax residents, regardless of whether they are majority owned and controlled by PRC enterprises. However, it is not entirely clear how the PRC tax authorities will determine whether a non PRC entity (that has not already been notified of its status for EIT purposes) will be classified as a "resident enterprise" in practice.

        Except for our PRC subsidiaries and joint ventures incorporated in China, we believe that none of our entities incorporated outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term "de facto management body."

        If a non-PRC enterprise is classified as a "resident enterprise" for EIT purposes, any dividends to be distributed by that enterprise to non-PRC resident shareholders or ADS holders or any gains realized by such investors from the transfer of shares or ADSs may be subject to PRC tax. If the PRC tax authorities determine that we should be considered a PRC resident enterprise for EIT purposes, any dividends payable by us to our non-PRC resident enterprise shareholders or ADS holders, as well as gains realized by such investors from the transfer of our ordinary shares or ADSs may be subject to a 10% withholding tax, unless a reduced rate is available under an applicable tax treaty. Furthermore, if we are considered a PRC resident enterprise for EIT purposes, it is unclear whether our non-PRC individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders. If any PRC tax were to apply to dividends realized by non-PRC individuals, it would generally apply at a rate of up to 20% unless a reduced rate is available under an applicable tax treaty.

Hong Kong Taxation

Profits Tax

        Hong Kong tax residents are subject to Hong Kong profits tax in respect of profits arising in or derived from Hong Kong at the current rate of 16.5%. Dividend income earned by a Hong Kong tax resident is generally not subject to Hong Kong profits tax. Hutchison China MediTech Limited is a Hong Kong tax resident.

Hong Kong Tax on Shareholders and ADS Holders

        No tax is payable in Hong Kong in respect of dividends paid by a Hong Kong tax resident to their shareholders, including our ADS holders.

        Hong Kong profits tax will not be payable by our shareholders, including our ADS holders (other than shareholders/ADS holders carrying on a trade, profession or business in Hong Kong and holding the shares/ADSs for trading purposes), on any capital gains made on the sale or other disposal of the ADSs. Shareholders, including our ADS holders, should take advice from their own professional advisors as to their particular tax position.

        No Hong Kong stamp duty is payable by our shareholders, including our ADS holders.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but it is otherwise not a party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares or ADSs are not subject to taxation in the Cayman Islands and no withholding is required on the payment of a dividend or capital to any holder of our ordinary shares or ADSs, nor are gains derived from the disposal of our ordinary shares or ADSs subject to Cayman Islands income or corporation tax.

        Pursuant to the Tax Concessions Law (Revised) of the Cayman Islands, Hutchison China MediTech Limited has obtained an undertaking from the Governor-in-Council: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to Hutchison China MediTech Limited or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on its shares, debentures or other obligations.

        The undertaking is for a period of twenty years from January 9, 2001.

 Material U.S. Federal Income Tax Considerations

        The following summary, subject to the limitations set forth below, describes the material U.S. federal income tax consequences for a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our ordinary shares and ADSs. This discussion is limited to U.S. Holders who hold such ordinary shares or ADSs as capital assets (generally, property held for investment). For purposes of this summary, a "U.S. Holder" is a beneficial owner of an ordinary share or ADS that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

        Except as explicitly set forth below, this summary does not address aspects of U.S. federal income taxation that may be applicable to U.S. Holders subject to special rules, including:

  •
  banks or other financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts;

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  regulated investment companies;

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  grantor trusts;

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  tax-exempt organizations;

  •
  persons holding our ordinary shares or ADSs through a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or S corporation;

  •
  dealers or traders in securities, commodities or currencies;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  certain former citizens and former long-term residents of the United States;

  •
  persons holding our ordinary shares or ADSs as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

  •
  direct, indirect or constructive owners of 10% or more of our equity (by vote or value).

        In addition, this summary does not address the 3.8% Medicare contribution tax imposed on certain net investment income, any non-U.S. state or local tax laws, the U.S. federal estate and gift tax or the alternative minimum tax consequences of the acquisition, ownership and disposition of our ordinary shares or ADSs. We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our ordinary shares and ADSs.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, and the income tax treaty between the PRC and the United States, or the U.S.-PRC Tax Treaty, each as available and in effect on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could affect the tax consequences described herein. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares or ADSs, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisors as to the U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares or ADSs.

        PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEIR SITUATIONS AS WELL AS THE APPLICATION OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

ADSs

        A U.S. Holder of ADSs will generally be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary shares that such ADSs represent. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying shares represented by those ADSs.

        The U.S. Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the depositary or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of non-U.S. withholding taxes (if any), and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries. For purposes of the discussion below, we assume that intermediaries in the chain of ownership between the holder of an ADS and us are acting consistently with the claim of U.S. foreign tax credits by U.S. Holders.

Taxation of Dividends

        As described in "Dividend Policy" above, we do not currently anticipate paying any distributions on our ordinary shares or ADSs in the foreseeable future. However, to the extent there are any distributions made with respect to our ordinary shares or ADSs, and subject to the discussion under "—Passive Foreign Investment Company Considerations" below, the gross amount of any such distribution (including withheld taxes, if any) made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder's adjusted tax basis in our ordinary shares or ADSs, as applicable, and thereafter as capital gain. However, because we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles, U.S. Holders should expect to treat distributions paid with respect to our ordinary shares and ADSs as dividends. Dividends paid to corporate U.S. Holders generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. This discussion assumes that distributions made by us, if any, will be paid in U.S. dollars.

        Dividends paid to a non-corporate U.S. Holder by a "qualified foreign corporation" may be subject to reduced rates of U.S. federal income taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a PFIC) if (1) its ordinary shares (or ADSs backed by ordinary shares) are readily tradable on an established securities market in the United States or (2) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes.

        IRS guidance indicates that our ADSs (which are listed on the Nasdaq Global Select Market) are readily tradable for purposes of satisfying the conditions required for these reduced tax rates. We do not expect, however, that our ordinary shares will be listed on an established securities market in the United States and therefore do not believe that any dividends paid on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in subsequent years.

        The United States does not have a comprehensive income tax treaty with the Cayman Islands. However, in the event that we were deemed to be a PRC resident enterprise under the EIT Law (see "—Taxation in the PRC" above), although no assurance can be given, we might be considered eligible for the benefits of the U.S.-PRC Tax Treaty for purposes of these rules. U.S. Holders should consult their own tax advisors regarding the availability of the reduced tax rates on dividends paid with respect to our ordinary shares or ADSs in light of their particular circumstances.

        Non-corporate U.S. Holders will not be eligible for reduced rates of U.S. federal income taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid, or in the preceding taxable year unless, under certain circumstances, the "deemed sale election," described below under "—Passive Foreign Investment Company Considerations—Status as a PFIC" has been made.

        In the event that we were deemed to be a PRC resident enterprise under the EIT Law (see "—Taxation in the PRC" above), U.S. Holders might be subject to PRC withholding taxes on dividends paid by us. In that case, subject to certain conditions and limitations, such PRC withholding tax may be treated as a foreign tax eligible for credit against a U.S. Holder's U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our ordinary shares or ADSs will be treated as income from sources outside the United States and will generally constitute passive category income. If a U.S. Holder is eligible for U.S.-PRC Tax Treaty benefits, any PRC taxes on dividends will not be creditable against such U.S. Holder's U.S. federal income tax liability to the extent such tax is withheld at a rate exceeding the applicable U.S.-PRC Tax Treaty rate. An eligible U.S. Holder who does not elect to claim a foreign tax credit for PRC tax withheld may instead be eligible to claim a deduction, for U.S. federal income tax purposes, in respect of such withholding but only for the year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The U.S. foreign tax credit rules are complex. U.S. Holders should consult their own tax advisors regarding the foreign tax credit rules in light of their particular circumstances.

Taxation of Capital Gains

        Subject to the discussion below in "—Passive Foreign Investment Company Considerations," upon the sale, exchange, or other taxable disposition of our ordinary shares or ADSs, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on such sale or exchange (determined in the case of sales or exchanges in currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if sold or exchanged on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder's adjusted tax basis in such ordinary shares or ADSs determined in U.S. dollars. A U.S. Holder's initial tax basis will be the U.S. Holder's U.S. dollar purchase price for such ordinary shares or ADSs.

        Assuming we are not a PFIC and have not been treated as a PFIC during the U.S. Holder's holding period for its ordinary shares or ADSs, such gain or loss will be capital gain or loss. Under current law, capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in consideration of their particular circumstances.

        If we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain (see "—Taxation in the PRC" above), and if a U.S. Holder is eligible for the benefits of the U.S.-PRC Tax Treaty, the holder may be able to treat such gain as PRC source gain under the treaty for U.S. foreign tax credit purposes. A U.S. Holder will be eligible for U.S.-PRC Tax Treaty benefits if (for purposes of the treaty) such holder is a resident of the United States and satisfies the other requirements specified in the U.S.-PRC Tax Treaty. Because the determination of treaty benefit eligibility is fact-intensive and depends upon a holder's particular circumstances, U.S. Holders should consult their tax advisors regarding U.S.-PRC Tax Treaty benefit eligibility. U.S. Holders are also encouraged to consult their own tax advisors regarding the tax consequences in the event PRC tax were to be imposed on a disposition of ordinary shares or ADSs, including the availability of the U.S. foreign tax credit and the ability and whether to treat any gain as PRC source gain for the purposes of the U.S. foreign tax credit in consideration of their particular circumstances.

Passive Foreign Investment Company Considerations

  Status as a PFIC

        The rules governing PFICs can result in adverse tax consequences to U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis) of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

        Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation's income. Under this rule, we should be deemed to own a proportionate share of the assets and to have received a proportionate share of the income of our principal subsidiaries and non-consolidated joint ventures, including Hutchison Baiyunshan, Shanghai Hutchison Pharmaceuticals and Nutrition Science Partners, for purposes of the PFIC determination.

        Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns ordinary shares or ADSs, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the "deemed sale election" described below. Furthermore, if we are treated as a PFIC, then one or more of our subsidiaries may also be treated as PFICs.

        Based on certain estimates of our gross income and gross assets (which estimates are inherently imprecise) and the nature of our business, we do not expect to be a PFIC for our current taxable year. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our ADSs, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not be a PFIC for our current or any future taxable year. Prospective investors should consult their own tax advisors regarding our PFIC status.

  U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

        If we are classified as a PFIC for any taxable year during which a U.S. Holder owns ordinary shares or ADSs, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (1) any "excess distributions" (generally, any distributions received by the U.S. Holder on its ordinary shares or ADSs in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder's holding period) and (2) any gain realized on the sale or other disposition, including a pledge, of such ordinary shares or ADSs.

        Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder's holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

        If we are classified as a PFIC, a U.S. Holder will generally be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of our subsidiaries.

        If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election, or a deemed sale election, to be treated for U.S. federal income tax purposes as having sold such U.S. Holder's ordinary shares or ADSs on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above, and loss would not be recognized.

  PFIC "Mark-to-Market" Election

        In certain circumstances, a holder of "marketable stock" (as defined below) of a PFIC can avoid certain of the adverse rules described above by making a mark-to-market election with respect to such stock. For purposes of these rules, "marketable stock" is stock which is "regularly traded" (traded in greater than de minimis quantities on at least 15 days during each calendar quarter) on a "qualified exchange" or other market within the meaning of applicable U.S. Treasury Regulations. A "qualified exchange" includes a national securities exchange that is registered with the SEC.

        A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder's ordinary shares or ADSs that are "marketable stock" at the close of the taxable year over the U.S. Holder's adjusted tax basis in such ordinary shares or ADSs. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder's adjusted tax basis in such ordinary shares or ADSs over their fair market value at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income pursuant to the mark-to-market election. The adjusted tax basis of a U.S. Holder's ordinary shares or

ADSs with respect to which the mark-to-market election applies would be adjusted to reflect amounts included in gross income or allowed as a deduction because of such election. If a U.S. Holder makes an effective mark-to-market election with respect to our ordinary shares or ADSs, gains from an actual sale or other disposition of such ordinary shares or ADSs in a year in which we are a PFIC would be treated as ordinary income, and any losses incurred on such sale or other disposition would be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

        If we are classified as a PFIC for any taxable year in which a U.S. Holder owns ordinary shares or ADSs but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares or ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. Our ADSs are listed on the Nasdaq Global Select Market, which is a qualified exchange or other market for purposes of the mark-to-market election. Consequently, if the ADSs continue to be so listed, and are "regularly traded" for purposes of these rules (for which no assurance can be given) we expect that the mark-to-market election would be available to a U.S. Holder with respect to our ADSs.

        A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for, and the effect of making, a mark-to-market election, and whether making the election would be advisable, including in light of their particular circumstances.

  PFIC "QEF" Election

        In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC tax consequences described above by obtaining certain information from the PFIC and by making a QEF election to be taxed currently on its share of the PFIC's undistributed income. However, we do not expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election if we were classified as a PFIC.

  PFIC Information Reporting Requirements

        If we are classified as a PFIC in any year with respect to a U.S. Holder, such U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on, and any gain realized on the disposition of, our ordinary shares and ADSs, and certain U.S. Holders will be required to file an annual information return (also on IRS Form 8621) relating to their ownership interest.

        NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY AND EFFECTS OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

U.S. Backup Withholding and Information Reporting and Filing Requirements

        Backup withholding and information reporting requirements may apply to distributions on, and proceeds from the sale or disposition of, ordinary shares and ADSs that are held by U.S. Holders. The payor will be required to withhold tax on such payments made within the United States, or by a U.S. payor or a U.S. intermediary (and certain subsidiaries thereof) to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S.

federal income tax liability (if any) or refunded provided the required information is furnished to the IRS in a timely manner.

        Certain U.S. Holders of specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information relating to their holding of ordinary shares or ADSs, subject to certain exceptions (including an exception for shares or ADSs held in accounts maintained by certain financial institutions) with their tax returns for each year in which they hold such interests. U.S. Holders should consult their own tax advisors regarding the information reporting obligations that may arise from their acquisition, ownership or disposition of our ordinary shares or ADSs.

        THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR ORDINARY SHARES OR ADSs.

UNDERWRITING

        BofA Securities, Inc., Goldman Sachs (Asia) L.L.C. and J.P. Morgan Securities LLC (in alphabetical order) are acting as representatives of each of the underwriters for this offering named below. Under the terms and subject to the conditions in an underwriting agreement among us, the underwriters and the selling shareholder, each of the underwriters has agreed to purchase, severally and not jointly, and the selling shareholder has agreed to sell to each of the underwriters, the number of ADSs indicated below:

Underwriter	Number of ADSs
BofA Securities, Inc.	566,667
Goldman Sachs (Asia) L.L.C.	566,667
J.P. Morgan Securities LLC	566,666

        If an underwriter defaults, the underwriting agreement provides that the purchase commitments of one or more of the non-defaulting underwriters will be increased.

        We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ADSs and the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Two institutional investors which are, or are associated with, existing shareholders of the company have agreed to purchase all of the ADSs in this offering.

        The selling shareholder has agreed not to sell or transfer any ordinary shares or ADSs or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares or ADSs, for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, the selling shareholder has agreed, with certain limited exceptions, not to directly or indirectly:

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  offer, pledge, sell or contract to sell any ordinary shares or ADSs,

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  sell any option or contract to purchase any ordinary shares or ADSs,

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  purchase any option or contract to sell any ordinary shares or ADSs,

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  grant any option, right or warrant for the sale of any ordinary shares or ADSs,

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  otherwise dispose of or transfer any ordinary shares or ADSs,

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  request or demand that we file a registration statement related to the ordinary shares or ADSs, or

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  enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares or ADSs whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

        This lock-up provision applies to ordinary shares and ADSs and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares or ADSs. It also applies to ordinary shares and ADSs owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Neither we nor our executive officers or directors are subject to this lock-up provision.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to the selling shareholder.

	Per ADS		Total
Public offering price	US$	17.65	US$	30,005,000
Underwriting discounts and commissions	US$	0.89	US$	1,513,000
Proceeds, before expenses, to the selling shareholder	US$	16.76	US$	28,492,000

        The selling shareholder will bear its and our expenses in connection with this offering.

Passive Market Making

        In connection with this offering, the underwriters may engage in passive market making transactions in the ADSs on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ADSs to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

        In connection with the offering, the underwriters may distribute prospectuses by electronic means, such as e-mail.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, investment research, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services and other services for us and to persons and entities with relationships with us, for which they received or will receive customary fees and commissions. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of us and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also make or communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. Certain affiliates of the underwriters are parties to facility agreements that we entered into in August 2018 providing for unsecured credit facilities in the aggregate amount of HK$351.0 million. See "Item 5.B. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Loan Facilities" in 2018 Annual Report for additional details.

Selling Restrictions

  Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area, or Member State, no offer of ADSs which are the subject of the offering has been, or will be, made to the public in that Member State, except that offers of ADSs may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs referred to in (a) to (c) above shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        Each person in a Member State who receives any communication in respect of an offer of ADSs, or who initially acquires any ADSs in connection with the offering, or to whom any offer of ADSs is made under the offering, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that (1) it is a "qualified investor" within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any ADSs acquired by it as a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, (i) the ADSs acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where ADSs have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ADSs to it is not treated under the Prospectus Regulation as having been made to such persons.

        We, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of ADSs in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of ADSs. Accordingly any person making or intending to make an offer in that Member State of ADSs which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of ADSs in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of ADSs through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the ADSs contemplated in this prospectus supplement and the accompanying prospectus.

        For the purposes of the restrictions described under the headings "Notice to Prospective Investors in the European Economic Area" and "Notice to Prospective Investors in the United Kingdom", the expression an "offer of ADSs to the public" in relation to any ADSs in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the

ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the ADSs, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        The above selling restriction is in addition to any other selling restrictions set out below.

  Notice to Prospective Investors in the United Kingdom

        In addition to the restrictions described under the heading "—Notice to Prospective Investors in the European Economic Area" above, this prospectus supplement and the accompanying prospectus is for distribution only to persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order, (iii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, or collectively with the persons referred to in (i) to (iii) (inclusive), the relevant persons. This prospectus supplement and the accompanying prospectus is directed only at relevant persons and must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

  Notice to Prospective Investors in Italy

        The offering of ADSs has not been registered with the Commissione Nazionale per le Società e la Borsa, or CONSOB, pursuant to Italian securities legislation and, accordingly, no ADSs may be offered, sold or delivered, nor copies of this prospectus, the accompanying prospectus or any other documents relating to the ADSs may not be distributed in Italy except:

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  to "qualified investors," as referred to in Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended, or the Decree No. 58, and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended, or Regulation No. 16190, pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended, or Regulation No. 11971; or

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  in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

        Any offer, sale or delivery of the ADSs or distribution of copies of this prospectus supplement, the accompanying prospectus or any other documents relating to the ADSs in the Republic of Italy must be:

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  made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended, or the Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

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  in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

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  in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

        Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the ADSs on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

        Furthermore, ADSs which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly ("sistematicamente") distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the ADSs being declared null and void and in the liability of the intermediary transferring the ADSs for any damages suffered by such non-qualified investors.

  Notice to Prospective Investors in Hong Kong

        The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  Notice to Prospective Investors in the PRC

        This prospectus supplement and the accompanying prospectus have not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except to qualified domestic institutional investors pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

  Notice to Prospective Investors in Japan

        The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Notice to Prospective Investors in Malaysia

        The offering of the ADSs has not been and will not be approved by the Securities Commission Malaysia, or SC, and this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the SC under the Malaysian Capital Markets and Services Act 2007, or CMSA. Accordingly, no ADSs or invitation to purchase is being made to any person in Malaysia under this prospectus or the accompanying prospectus, except to persons falling within any of paragraphs 2(g)(i) to (xi) of Schedule 5 of the CMSA and distributed only by a holder of a Capital Markets Services License who carries on the business of dealing in securities.

  Notice to Prospective Investors in Thailand

        This prospectus supplement and the accompanying prospectus do not, and are not intended to, constitute a public offering in Thailand. The ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

  Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the Securities and Futures Act, or the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the ADSs that are initially subscribed or purchased under Section 274 or Section 275 are sold within six months from the date of initial subscription or purchase and such sale is not made to an institutional investor or a relevant person pursuant to Section 275(1) or any person pursuant to Section 275(1A), the prospectus and registration requirements under the SFA in connection with the offer resulting in that sale shall apply.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) and (with effect from January 8, 2019) as modified by the Securities and Futures (Classes of Investors) Regulations 2018)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in the SFA) or securities-based derivatives contracts (as defined in the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

  Notice to Prospective Investors in Switzerland

        The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, neither this prospectus supplement nor the accompanying prospectus will be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

  Notice to Prospective Investors in the United Arab Emirates

        The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

  Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The ADSs to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

  Notice to Prospective Investors in the Abu Dhabi Global Market

        This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor. For the purposes of this paragraph, any capitalised term that is not defined has the meaning given to the term in the ADGM Financial Services and Markets Regulation 2015 ("FSMR") or the Rules of the ADGM Financial Services Regulatory Authority.

        This prospectus supplement and the accompanying prospectus is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in FSMR), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "ADGM relevant persons"). This prospectus supplement and the accompanying prospectus is directed only at ADGM relevant persons and must not be acted on or relied on by persons who are not ADGM relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to ADGM relevant persons and will be engaged in only with ADGM relevant persons.

  Notice to Prospective Investors in Qatar

        In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement, the accompanying prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement and the accompanying prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement and the accompanying prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

  Notice to Prospective Investors in Kuwait

        Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including its accompanying prospectus and any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

  Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and neither purports to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the ADSs may only be made to persons, referred to as Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs without disclosure to investors under Chapter 6D of the Corporations Act.

        The ADSs applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under Section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Notice to Prospective Investors in Canada

        The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.

  Notice to Prospective Investors in Bermuda

        ADSs may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

  Notice to Prospective Investors in the British Virgin Islands

        The ADSs are not being, and may not be offered to the public or to any person in the British Virgin Islands, or BVI, for purchase or subscription by or on our behalf. The ADSs may be offered to companies incorporated under the BVI Business Companies Act, 2004, but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

  Notice to Prospective Investors in the Cayman Islands

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement (including its accompanying prospectus) nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

  Notice to Prospective Investors in Korea

        The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or FSCMA, and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or FETL. Furthermore, the purchaser of ADSs shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.

  Notice to Prospective Investors in Saudi Arabia

        This prospectus and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or the CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this prospectus or the accompanying prospectus and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus or the accompanying prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus or the accompanying prospectus, you should consult an authorized financial adviser.

  Notice to Prospective Investors in Taiwan

        The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

LEGAL MATTERS

        We are being represented by Gibson, Dunn & Crutcher with respect to certain legal matters as to U.S. federal securities laws and New York State law. The underwriters are being represented by Shearman & Sterling LLP with respect to certain legal matters as to U.S. federal securities laws and New York State law. The validity of the ordinary shares represented by the ADSs offered and certain legal matters as to Cayman Islands and British Virgin Islands laws will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons and for the underwriters by JunHe LLP. Gibson, Dunn & Crutcher may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands and British Virgin Islands laws and King & Wood Mallesons with respect to matters governed by PRC law. Shearman & Sterling LLP may rely upon JunHe LLP with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Hutchison China MediTech Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Nutrition Science Partners Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent auditor, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as current reports and other information and documents that we file with AIM, to the SEC, as required. You may read and copy any materials we file with or furnish to the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        This prospectus supplement forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our ADSs, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings (other than, in each case, any document or portion of a document that is deemed not to be filed) made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, from the date of this prospectus supplement to the end of the offering of the applicable securities under this prospectus supplement:

  •
  the 2018 Annual Report;

  •
  our current reports on Form 6-K or amendments thereto furnished to the SEC on March 11, 2019 (other than the information contained under the caption "Financial Guidance"), March 21, 2019, March 25, 2019, March 28, 2019, March 29, 2019, April 15, 2019, April 24, 2019, May 2, 2019, May 2, 2019, May 3, 2019, May 22, 2019, May 29, 2019, June 6, 2019, June 12, 2019, June 14, 2019, June 27, 2019, June 28, 2019, June 28, 2019, July 2, 2019, July 3, 2019, July 30, 2019, July 30, 2019 (other than the information contained under the caption "Financial Guidance"), August 20, 2019, August 23, 2019, August 30, 2019, September 3, 2019, September 18, 2019, September 25, 2019 and September 30, 2019;

  •
  the description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on March 4, 2016, including any amendment or report filed for the purpose of updating such description; and

  •
  to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus supplement and the accompanying prospectus.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modified or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        Each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered may request a copy of any of the documents incorporated by reference in this prospectus supplement at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Attn: Corporate Secretary
Hutchison China MediTech Limited
48th Floor, Cheung Kong Center
2 Queen's Road Central, Hong Kong
Telephone: +852 2121 8200

        These filings are also made available, free of charge, on our website at www.chi-med.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

P R O S P E C T U S

Hutchison China MediTech Limited

American Depositary Shares
Representing Ordinary Shares

        We may, from time to time, offer to sell in one or more offerings our American depositary shares, or ADSs, representing our ordinary shares. Each ADS represents one-half of one ordinary share.

        Each time we sell ADSs pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our ADSs.

        Our ADSs are listed on the Nasdaq Global Select Market and our ordinary shares are listed on the AIM market of the London Stock Exchange, or AIM, under the symbol "HCM."

        Investing in our ADSs involves a high degree of risk. See the "Risk Factors" section of our filings with the SEC and the applicable prospectus supplement.

        Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2017.

        If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell ADSs as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ADSs that we may offer. Each time we sell ADSs, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information under the headings "Incorporation of Certain Documents By Reference" and "Where You Can Find More Information" and any other information that you may need to make a decision to invest in our ADSs.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

        In this prospectus, unless otherwise indicated, references to the "company," "Chi-Med," "we," "us" and "our" refer to Hutchison China MediTech Limited and its consolidated subsidiaries and joint ventures. References to "China" or the "PRC" refer to the People's Republic of China, excluding, for the purpose of this prospectus only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

        Neither we nor any underwriter have authorized anyone to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

 OUR COMPANY

        We are an innovative biopharmaceutical company based in China aiming to become a global leader in the discovery, development and commercialization of targeted therapies for oncology and immunological diseases. We have created a broad portfolio of drug candidates targeting eight molecular targets, including eight clinical-stage drug candidates that are being investigated in 30 active clinical studies in various countries and further studies targeted to start in 2017, including four Phase III studies. These drug candidates are being developed to cover a wide spectrum of solid tumors, hematological malignancies and immunology applications which address significant unmet medical needs and large commercial opportunities. We believe many of our clinical studies could be in potential U.S. Food and Drug Administration, or FDA, designated Breakthrough Therapy indications, which are eligible for accelerated regulatory approval in the United States.

        Our pipeline has been developed and progressed by our fully-integrated in-house Innovation Platform that was supported by an experienced and stable research and development team of approximately 330 scientists and staff as of December 31, 2016, including particular organizational depth in chemistry, our core competitive competency. Our success in research and development has led to partnerships with leading pharmaceutical companies, including AstraZeneca AB (publ), Eli Lilly Trading (Shanghai) Company Limited, and Nestlé Health Science S.A., for three of our drug candidates.

        Our Innovation Platform focuses on discovering and developing drug candidates that target a class of proteins and enzymes called kinases. Kinases remain at the forefront of targeted cancer therapy research. However, most of these proteins and enzymes are yet to be successfully targeted, which we refer to as novel targets, with the majority of FDA-approved small molecule kinase inhibitors primarily targeting only three of the more than 20 classes of kinases. A key aspect of our research into kinases has been our strongly held belief that cancer uses multiple molecular pathways to survive, proliferate and migrate and that treatment may frequently require combinations of drug therapies to shut down these primary and resistance pathways.

        We believe that almost all competitors in the small molecule kinase inhibitor field have to date prioritized speed over selectivity in developing their drug candidates. This has resulted in most approved drugs being multi-kinase inhibitors that are not only selective for the intended target of interest. We have always held a different view that multi-kinase inhibition in a single drug is less desirable form of treatment because it results in off-target toxicities that limit tolerable dose levels and, as a result, intended target inhibition, thereby reducing efficacy. Furthermore, we believe that if multiple kinases do need to be targeted to provide clinical benefit, the combination of multiple highly selective kinase inhibitors is the optimal approach.

        As a result, over the last decade, our core research and development philosophy has been to take a highly disciplined chemistry-focused approach to design uniquely selective small molecule tyrosine kinase inhibitors, deliberately engineered to improve drug exposure, reduce known class-related toxicities. Accordingly, we believe our drug candidates, such as savolitinib (targeting the mesenchymal epithelial transition factor), HMPL-523 (targeting the spleen tyrosine kinase) and HMPL-453 (targeting fibroblast growth factor receptors, or FGFR, 1, 2 and 3), have the potential to be global first-in-class therapies. In the cases of fruquintinib (targeting vascular endothelial growth factor receptors, or VEGFR, 1, 2 and 3), sulfatinib (targeting VEGFR, FGFR1, and the colony stimulating factor-1 receptor), epitinib (targeting epidermal growth factor receptor, or EGFR, activating mutations with brain metastasis), theliatinib (targeting EGFR wild-type) and HMPL-689 (targeting phosphoinositide 3'-kinase d) we believe our drug candidates are sufficiently selective and/or differentiated to be potential global best-in-class, next generation therapies. In particular, we will continue to focus on maximizing patient outcomes through clinical studies involving combinations or rotations of treatment of our compounds with other targeted therapies, immuno-oncology agents and chemotherapies.

        In addition to our Innovation Platform, we have established a profitable Commercial Platform in China which manufactures, markets and distributes prescription drugs and consumer health products. This Commercial Platform has grown to significant scale, with our Prescription Drugs business joint ventures, Shanghai Hutchison Pharmaceuticals Limited and Hutchison Whampoa Sinopharm Pharmaceuticals (Shanghai) Company Limited, operating a network of approximately 2,200 medical sales representatives covering over 18,500 hospitals in over 300 cities and towns in China as of December 31, 2016. We intend to leverage this Commercial Platform to support the launch of products from our Innovation Platform if they are approved for use in China. Outside of China, we intend to commercialize our products, if approved, in the United States, Europe and other major markets on our own and/or through partnerships with leading biopharmaceutical companies.

        Hutchison China MediTech Limited was incorporated in the Cayman Islands on December 18, 2000 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, which we refer to as the Companies Law. The address of our registered office in the Cayman Islands is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive offices are located at 22/F, Hutchison House, 10 Harcourt Road, Hong Kong. Our telephone number at that address is +852 2121 8200. Our agent for service of process in the United States is Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, New York 10017.

        Our website address is www.chi-med.com. Our website and the information contained on our website do not constitute a part of this prospectus.

 RISK FACTORS

        Investing in our ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the applicable prospectus supplement, together with all of the other information incorporated by reference into this prospectus, including those set forth in "Item 3.D. "Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 13, 2017, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. The risks and uncertainties described in that section and in the other documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If negative events occur, our business, financial condition, results of operations, and prospects would suffer. In that event, the market price of our ADSs could decline, and you may lose all or part of your investment.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain forward-looking statements made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words "anticipate," "assume," "believe," "contemplate," "continue," "could," "estimate," "expect," "goal," "intend," "may," "might," "objective," "plan," "potential," "predict," "project," "positioned," "seek," "should," "target," "will," "would," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management's beliefs and assumptions, are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors. More detailed information about these and other factors is referenced under "Risk Factors" in this prospectus as well as in other documents incorporated herein by reference. Additional risks may be included in a prospectus supplement relating to a particular offering of our ADSs.

        We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the ADSs covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures and commercial expenditures. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

 CAPITALIZATION AND DILUTION

        A prospectus supplement will include information on our consolidated capitalization and the dilution you may experience in connection with the offering.

DESCRIPTION OF THE SECURITIES

        We may issue from time to time, in one or more offerings, ordinary shares represented by ADSs. The terms of the offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our ADSs.

Description of Ordinary Shares

        We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law.

        As of the date of this prospectus, the authorized share capital of our company is $75,000,000, divided into 75,000,000 ordinary shares, of par value $1.00 each as authorized by shareholders' resolutions dated May 9, 2006. As of the date of this prospectus, there are 60,715,323 ordinary shares issued and outstanding. All of our issued and outstanding ordinary shares are fully paid.

Our Memorandum and Articles of Association

        The following are summaries of material provisions of our memorandum and articles of association and of the Companies Law, insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read our memorandum and articles of association, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Objects of Our Company

        Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object except as prohibited or limited by the Companies Law.

Ordinary Shares

        Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

        Under our memorandum and articles of association, our board of directors may from time to time declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of the profits of our company, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. With the sanction of an ordinary resolution, dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide: (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share; and (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

        Our board of directors may from time to time pay to the members such interim dividends as appear to the board of directors to be justified by the profits of our company, whenever such profits, in the opinion of our board of directors, justify such payment.

        Our board of directors may deduct from any dividend or other moneys payable to a member by our company on or in respect of any shares all sums of money (if any) presently payable by such shareholder to our company on account of calls or otherwise.

        No dividend or other moneys payable by our company on or in respect of any share shall bear interest against our company.

        Any dividend, interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent through the post addressed to the holder at his or her registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register of members in respect of the shares at his or her address as appearing in the register of members or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register of members in respect of such shares, and shall be sent at his, her or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to our company.

        All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend or bonuses unclaimed after a period of six years from the date of declaration shall be forfeited and shall revert to our company.

        Whenever our board of directors has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of our company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the board of directors may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any of our members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to our board of directors and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on our members.

        Whenever our board of directors has resolved that a dividend be paid or declared on any class of the share capital of our company, our board of directors may further resolve either: (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our members entitled thereto will be entitled to elect to receive such dividend (or part thereof if our board of directors so determines) in cash in lieu of such allotment; or (b) that the members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit. We may upon the recommendation of our board of directors by ordinary resolution resolve in respect of any one particular dividend of our company that notwithstanding the provisions as set out in our memorandum and articles of association in respect of the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

Voting Rights

        Under our memorandum and articles of association, subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with the articles of the association of our company, at any general meeting on a show of hands every member present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and on a poll every member present in person or by proxy or, in the case of a member being a corporation, by its duly authorized representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or installments is treated for the foregoing purposes as paid up on the share. A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded. A poll may be demanded (a) by the chairman of such meeting, or (b) by at least five members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, or (c) by a member or members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all members having the right to vote at the meeting, or (d) by a member or members present in person or in the case of a member being a corporation by its duly authorized representative or by proxy and holding shares in our company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

        No member shall, unless our board of directors otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he or she is duly registered and all calls or other sums presently payable by him or her in respect of shares in our company have been paid. Furthermore, our memorandum and articles of association provide that if any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice issued by or on behalf of our company requiring disclosure of interests in shares pursuant to Section 793 of the Companies Act 2006 of England and Wales and is in default for the prescribed period referred to in the article of association of our company in supplying to our company the information thereby required, then the directors of our company may in their absolute discretion at any time thereafter serve a notice, called a Direction Notice, upon such member in accordance with the articles of association of our company, pursuant to which such member may be precluded from attending, voting or being reckoned in a quorum at any general meeting. The Direction Notice may direct that such member shall not be entitled to vote or exercise any right conferred by membership in relation to meetings of our company in respect of the shares to which the notice relates. Where the holding represents more than 25% of the share capital of our company, then the Direction Notice may additionally direct that (i) in respect of such shares, the payment of dividends or other money which would otherwise be payable on them may be withheld; and (ii) no transfer of any of the shares held by such member shall be registered unless: (a) the member is not himself in default as regards supplying the information required and (b) the transfer is of part only of the member's holding and when presented for registration is accompanied by a certificate of the member in a form satisfactory to the directors to the effect that after due and careful enquiry the directors are satisfied that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.

        Under our memorandum and articles of association, an ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such members as, being entitled so to do, vote in person or, in the case of any member being a corporation, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than 14 clear days' notice has been duly given, while a special resolution requires the affirmative vote passed by a majority of not less than three-fourths of votes cast by such members as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their respective duly authorized representative or, where proxies are allowed, by proxy at a general meeting of which not less than 21 clear days' notice, specifying (without prejudice to the power contained in the memorandum and articles of association of our company to amend the same) the intention to propose the resolution as a special resolution, has been duly given. Provided that, except in the case of an annual general meeting, if it is so agreed by a majority in number of the members having the right to attend and vote at any such meeting, being a majority together holding not less than 95% in nominal value of the shares giving that right and in the case of an annual general meeting, if it is so agreed by all members of our company entitled to attend and vote thereat, a resolution may be proposed and passed as a special resolution at a meeting of which less than 21 clear days' notice has been given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or consolidate their shares by ordinary resolution.

Transfer of Ordinary Shares

        Subject to the provisions set forth below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share (not being a fully paid up share) on which our company has a lien. Our board of directors may decline to recognize any instrument of transfer unless:

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  a fee of such sum as our board of directors may from time to time require is paid to our company in respect thereof;

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  the instrument of transfer is in respect of only one class of share;

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  the instrument of transfer is lodged at the registered office of our company or such other place at which the register of members is kept in accordance with the Companies Law or the registration office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his or her behalf, the authority of that person so to do); and

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  if applicable, the instrument of transfer is duly and properly stamped.

        If our board of directors refuses to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with our company, send to each of the transferor and the transferee notice of such refusal.

        Notwithstanding above, our board of directors may permit shares of any class to be held in uncertificated form to be transferred without an instrument of transfer by means of a relevant system, including CREST, an electronic settlement system for U.K. and Irish securities operated by Euroclear UK & Ireland Limited for the paperless settlement of securities in uncertificated form.

        Where any class of shares is a participating security and our company is entitled under the Companies Law, our memorandum and articles of association or any applicable regulations to sell, transfer, dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form without an instrument of transfer, our company shall be entitled:

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  to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by our company;

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  to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

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  to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

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  to take any action that our board of directors considers appropriate to achieve the sale, transfer, disposal of, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of it.

        The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as our directors may from time to time determine, provided that the register of members shall not be closed for more than 30 days in any year.

Liquidation

        Under our memorandum and articles of association, subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if our company shall be wound up and the assets available for distribution amongst the members of our company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such members in proportion to the amount paid up on the shares held by them respectively and (ii) if our company shall be wound up and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

        If our company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Companies Law, divide among the members in specie or kind the whole or any part of the assets of our company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator with the like authority shall think fit, and the liquidation of our company may be closed and our company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Calls on Shares and Forfeiture of Shares

        Our board of directors may from time to time make calls upon members in respect of any moneys unpaid on their shares, and each member shall (subject to being given at least 14 clear days' notice specifying the time and place of payment) pay to our company as required by such notice the amount called on such shares. The shares that have been called upon and remain unpaid are subject to forfeiture. Notwithstanding any such forfeiture described above, our board of directors may at any time, before any shares so forfeited shall have been sold, re-alloted or otherwise disposed of, permit the forfeited shares to be bought back upon the terms of payment of all calls and interest due upon, and expenses incurred in respect of, the shares and upon further terms (if any) as it thinks fit. The forfeiture of a share shall not prejudice the right of our company to any call already made, or installment payable, thereon.

Redemption, Repurchase and Surrender of Ordinary Shares

        Under our memorandum and articles of association, subject to the Companies Law, our memorandum and articles of association and the AIM Rules for Companies, or the AIM Rules, as described below, any power of our company to purchase or otherwise acquire its own shares shall be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit. Pursuant to the AIM Rules, there are certain restrictions on the purchase or early redemption of shares by an AIM-traded company during prescribed periods prior to the publication of financial results or when the company is in possession of non-public price sensitive information. Furthermore, under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company is able to, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid, (b) if as a result of the redemption or repurchase would result in there being no issued shares of our company other than shares held as treasury shares. Under our memorandum and articles of association, our board of directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in our memorandum and articles of association to forfeiture will include surrender.

Variations of Rights of Shares

        According to our articles of association and without prejudice to our memorandum and articles of association, all or any of the special rights attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time, whether or not our company is being wound up, be varied, modified or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

        Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our memorandum and articles of association also provides that, subject to any special rights conferred on the holders of any shares or class of shares, any share in our company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as our company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as our board of directors may determine.

        Subject to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of our company or the holder are, liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

        Any preferred shares may be issued or converted into shares that, at a determinable date or at the option of our company or the holder if so authorized by our memorandum and articles of association, are liable to be redeemed on such terms and in such manner as our company before the issue or conversion may be ordinary resolution of the members determine.

Inspection of Books and Records

        Our shareholders do not have a general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.

Anti-Takeover Provisions

        Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

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  authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

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  limit the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

General Meetings of Shareholders and Shareholder Proposals

        Our shareholders' general meetings may be held in such time and place within or outside the Cayman Islands as our board of directors considers appropriate.

        As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our memorandum and articles of association provide that we shall in each year hold a general meeting as our annual general meeting. Our board of directors may whenever it thinks fit call extraordinary general meetings.

        Cayman Islands law does not provide shareholders with an express right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than one-tenth of the paid up capital of our company carrying the right of voting at general meetings of our company shall at all times have the right, by written requisition to our board of directors or the secretary of our company, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

        We are an exempted company with limited liability under the Companies Law. Any company that is registered in the Cayman Islands and the objects of which are to be carried out mainly outside of the Cayman Islands may apply to be registered as an exempted company.

Register of Members

        Under the Companies Law, our company must keep a register of members and there should be entered therein:

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  the names and addresses of the members, the number and class of shares held by each member, and the amount paid or agreed to be considered as paid, on such shares;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

        In accordance with Section 48 of the Companies Law, the register of members is prima facie evidence of the registered holder or member of shares of a company. Therefore, a person becomes a registered holder or member of shares of our company only upon entry being made in the register of members. Upon the closing of this offering, the register of members will be immediately updated to record and give effect to the issue of shares by us to the depositary (or its nominee). Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

        If the name of any person is, without sufficient cause, entered in or omitted from our register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

        The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent U.K. statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England and Wales. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to our company and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and (a) authorization by a special resolution of the members of each constituent company and (b) such other authorization, if any, as may be specified in such constituent company's articles of association.

        A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the votes represented by issued shares of the subsidiary company are held by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissident shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        The Cayman Islands Grand Court Rules allow shareholders to seek leave to bring derivative actions in the name of the company against wrongdoers. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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  a company is acting or proposing to act illegally or beyond the scope of its authority;

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  the act complained of, although not beyond the scope of the company's authority, could be effected if authorized by more than a simple majority vote which has not been obtained; or

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  those who control the company are perpetrating a "fraud on the minority."

Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association require us to indemnify our officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        In addition, upon completion of this offering we expect to enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association to the fullest extent permitted by applicable law.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Duties of Directors

        Under Cayman Islands law, our directors have a fiduciary duty to act honestly, in good faith, with skill and care and with a view to our best interests. Our directors also have a duty to exercise skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

  •
  convening shareholders' annual general meetings and reporting its work to shareholders at such meetings;

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  declaring dividends and distributions;

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  appointing officers and determining the term of office of the officers;

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  exercising the borrowing powers of our company and mortgaging the property of our company; and

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  approving the transfer of shares in our company, including the registration of such shares in our share register.

        A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company shall declare the nature of his or her interest at a meeting of the directors in accordance with the Companies Law and our articles of association. Except as provided in the memorandum and articles of association of our company, a director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is a material interest otherwise than by virtue of his or her interests in shares or debentures or other securities of or otherwise in or through our company. A director of our company may not be counted in the quorum at a meeting in relation to any resolution on which that director is prohibited from voting. Our directors may exercise all the powers of our company to borrow money, mortgage our undertaking, property and uncalled capital and issue debentures or other securities whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Directors' Fiduciary Duties.

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        Cayman Islands laws do not restrict transactions with directors but a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and a director is required to exercise a duty of care, a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company also owes to the company a duty to act with skill and care.

Shareholder Action by Written Consent

        Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands laws and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

        The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. The Companies Law does not provide shareholders with an express right to put forth any proposal before the annual general meeting of the shareholders. However, depending on what is stipulated in a company's articles of association, shareholders in an exempted Cayman Islands company may make proposals in accordance with the relevant shareholder requisition provisions. For shares that are represented by ADSs, the depositary in many cases may be the only shareholder. In such cases, only the depositary has the direct right to requisition a shareholders' meeting. However, unless otherwise provided in the deposit agreement, the holders of the ADSs generally do not have the right to petition the depositary to requisition a shareholders' meeting or to put forth shareholder proposals through the depositary.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed by special resolution of our shareholders.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute.

Dissolution; Winding up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

        A Cayman Islands company may be wound up compulsorily by order of the Court of the Cayman Islands, voluntarily or under supervision of the Court of the Cayman Islands. The Court of the Cayman Islands has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the Court, just and equitable to do so.

        A company may be wound up voluntarily when the members so resolve in general meeting by special resolution, or, in the case of a limited duration company, when the period fixed for the duration of the company by its memorandum expires, or the event occurs on the occurrence of which the memorandum provides that the company is to be dissolved, or, the company does not commence business for a year from its incorporation (or suspends its business for a year), or, the company is unable to pay its debts. In the case of a voluntary winding up, such company is obliged to cease to carry on its business from the time of passing the resolution for voluntary winding up or upon the expiry of the period or the occurrence of the event referred to above.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Cayman Islands law has no comparable statute.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders

Description of American Depositary Receipts

American Depositary Shares

        Deutsche Bank Trust Company Americas serves as the depositary bank for our ADSs, each of which represents ownership of one-half of one ordinary share, deposited with Deutsche Bank AG, London Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs are administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at the same address.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We do not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find More Information."

Holding the ADSs

How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses and any applicable taxes and governmental charges. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency to those ADS holders. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held or the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

    Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "—Payment of Taxes." It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute ADSs representing a whole number of ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will, if timing and market conditions permit, endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

    U.S. securities laws may restrict transfers and cancellation of the ADSs representing ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

    There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

  •
  Other Distributions.  Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto. The depositary will not accept the deposit of fractional ordinary shares and therefore will only issue ADSs representing a whole number of ordinary shares.

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote, or cause the custodian to vote, the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of the deposit agreement, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or in which voting instructions may be deemed to have been given, including an express indication that instructions may be given (or be deemed to have been given if no instruction is received) to the depositary to give a discretionary proxy to a person or persons designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will endeavor, as far as practicable and permitted under applicable law, the provisions of the deposit agreement, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to vote, or cause the custodian to vote, the ordinary shares or other deposited securities (in person or by proxy) as you instruct.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

        In the event that the depositary (i) does not receive timely voting instructions from you, or (ii) receives timely voting instructions that fail to specify the manner in which the depositary is to vote, the depositary will (unless otherwise specified in the voting materials distributed to you) deem that you have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary will give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction will be deemed to have been given and no such discretionary proxy will be given with respect to any matter if we inform the depositary that we do not wish such proxy to be given, that substantial opposition exists or that the matter materially and adversely affects the rights of holders of the ordinary shares.

        In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our memorandum and articles of association, the depositary will refrain from voting and the voting instructions (or the deemed voting instructions, as set out above) received by the depositary from you will lapse. The depositary will have no obligation to demand, voting on a poll basis with respect to any resolution and will not be liable for not having voting on a poll basis.

        Neither the depositary nor the custodian will (i) exercise any discretion as to voting or (ii) vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the ordinary shares or other deposited securities underlying your ADSs except pursuant to your written instructions, including the deemed instruction to the depositary to give a discretionary proxy to a person designated by us. For the purpose of establishing a quorum at a shareholder meeting and subject to applicable law, regulation and our memorandum and articles of association, if we request in writing, the depositary will represent all deposited securities underlying your ADSs whether or not it has received voting instructions from you for the purpose of establishing a quorum at a meeting of shareholders.

        The depositary is not liable for failing to carry out voting instructions or for the manner or effect of any such vote. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, depositary interests of the Company, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, depositary interests of the Company, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NASDAQ Stock Market and any other stock exchange on which the ordinary shares or depositary interests of the Company are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADSs and regarding the identity of another person interested in such ADSs and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

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  To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to $0.05 per ADS issued
• Cancellation or withdrawal of ADSs, including the case of termination of the deposit agreement	Up to $0.05 per ADS cancelled
• Distribution of cash dividends	Up to $0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to $0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights	Up to $0.05 per ADS held
• Depositary services	Up to $0.05 per ADS held on the applicable record date(s) established by the depositary bank (an annual fee)

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, ordinary shares deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary has agreed to pay certain amounts to us in exchange for its appointment as depositary. We may use these funds towards our expenses relating to the establishment and maintenance of the ADR program, including investor relations expenses, or otherwise as we see fit. The depositary may pay us a fixed amount, it may pay us a portion of the fees collected by the depositary from holders of ADSs, and it may pay specific expenses incurred by us in connection with the ADR program. Neither the depositary nor we may be able to determine the aggregate amount to be paid to us because (i) the number of ADSs that will be issued and outstanding and the level of dividend and/or servicing fees to be charged may vary, and (ii) our expenses related to the program may not be known at this time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

If we:	Then:
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary maintains facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder or beneficial owner (or authorized representative thereof) of ADSs or any other person believed by it in good faith to be competent to give such advice or information;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (vi) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company related to our shares, the ADSs or the deposit agreement.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Limitations on Deposits of Securities

        The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect with respect thereto.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

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  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our ordinary shares;

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  when you owe money to pay fees, taxes and similar charges;

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

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  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) agrees to indicate the depositary as owner of such ordinary shares or ADSs in its records and to hold such ordinary shares or ADSs in trust for the depositary until such ordinary shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate; (2) the pre-release is fully collateralized with cash, United States government securities or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will normally limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

PLAN OF DISTRIBUTION

        We may sell ADSs in any of the ways described below or in any combination:

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  to or through underwriters or dealers;

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  through one or more agents; or

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  directly to purchasers or to a single purchaser.

        The distribution of the ADSs by us may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement will describe the terms of the offering of the ADSs, including the following:

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  the name or names of any underwriters, dealers or agents and the amounts of ADSs underwritten or purchased by each of them;

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  the public offering price of the ADSs and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the ADSs being offered thereby.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Our ADSs are listed on the Nasdaq Global Select Market. Underwriters may make a market in our ADSs, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

 ENFORCEMENT OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

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  political and economic stability;

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  an effective judicial system;

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  a favorable tax system;

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  the absence of exchange control or currency restrictions; and

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  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

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  the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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  Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

        Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Law Debenture Corporate Services Inc., located at 801 2nd Avenue, Suite 403, New York, New York 10017 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

        Conyers Dill & Pearman, our legal counsel as to Cayman Islands law, and King & Wood Mallesons, our legal counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

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  recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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  entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        There is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. The courts of the Cayman Islands may not recognize or enforce the judgment against a Cayman Islands company, and because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such judgments from the U.S. courts would be enforceable in the Cayman Islands. Conyers Dill & Pearman has advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to China by virtue only of holding our ADSs or ordinary shares.

        In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 LEGAL MATTERS

        We are being represented by Ropes & Gray with respect to certain legal matters as to U.S. federal securities laws and New York State law. In connection with particular offerings in the future, and if stated in the applicable prospectus supplements, the validity of the ordinary shares represented by the ADSs offered and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman and certain legal matters as to PRC law will be passed upon for us by King & Wood Mallesons. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

 EXPERTS

        The consolidated financial statements of each of Chi-Med and Nutrition Science Partners Limited incorporated in this prospectus by reference to our annual report on Form 20-F filed with the SEC on March 13, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of each of Shanghai Hutchison Pharmaceuticals Limited and Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited incorporated in this prospectus by reference to our annual report on Form 20-F filed with the SEC on March 13, 2017 have been so incorporated in reliance on the reports of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as current reports and other information and documents that we file with AIM, to the SEC, as required. You may read and copy any materials we file with or furnish to the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is www.sec.gov.

        This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our ADSs, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov/edgar.shtml.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to "incorporate by reference" information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) from the date of this prospectus to the end of the offering of the applicable securities under this prospectus.

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  our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on March 13, 2017;

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  our Form 6-K furnished to the SEC on March 16, 2017 related to the grant of awards under our long term incentive plan;

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  our Form 6-K furnished to the SEC on March 20, 2017 related to certain of our directors' share dealing;

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  our Form 6-K furnished to the SEC on March 21, 2017 related to the press release announcing our plan to host certain research and development briefings;

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  our Form 6-K furnished to the SEC on March 24, 2017 related to the appointment of director;

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  our Form 6-K furnished to the SEC on March 27, 2017 related to the accouchement of our annual general meeting of shareholders;

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  our Form 6-K furnished to the SEC on March 28, 2017 related to the grant of share options under our share option scheme;

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  our Form 6-K furnished to the SEC on March 29, 2017 related to the vesting of awards under our long term incentive plan;

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  our Form 6-K furnished to the SEC on March 31, 2017 related to the announcement of the number of our total voting shares; and

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  to the extent permitted by applicable securities law, any other documents which we elect to incorporate by reference into this prospectus.

        Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        Each person, including any beneficial owner, to whom a copy of this prospectus is delivered may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Attn: Company Secretary
Hutchison China MediTech Limited
22/F, Hutchison House
10 Harcourt Road
Hong Kong
Telephone: +852 2121 8200

        These filings are also made available, free of charge, on our website at www.chi-med.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.